UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

GREAT AJAX CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-36844	47-1271842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 SW Beaverton-Hillsdale Hwy, Suite 131 Beaverton, OR 97005	97005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 505-5670

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AJX	New York Stock Exchange
7.25% Convertible Senior Notes due 2024	AJXA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On April 3, 2020, Great Ajax Corp., a Maryland corporation (the “Company”), and its operating partnership and manager, entered into a securities purchase agreement (the “Purchase Agreement”) with Magnetar Constellation Fund V Ltd., Magnetar Constellation Fund V LLC, Magnetar Longhorn Fund LP, Magnetar SC Fund Ltd., Magnetar Structured Credit Fund, LP and Magnetar Xing He Master Fund Ltd. (the “Purchasers”). Pursuant to the Purchase Agreement, the Company, in a private placement made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act, agreed to issue and sell to the Purchaser 820,000 shares of a new series of 7.25% Fixed-to-Floating Rate Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) and 2,380,000 shares of a new series of 5.00% Fixed-to-Floating Rate Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”), each for $25.00 per share for gross proceeds of approximately $80,000,000 (the “Private Placement”). The Company also agreed to issue and sell to the Purchaser two series of warrants (the “Warrants”) to purchase an aggregate of 4,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock,” and such Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”), at an exercise price of $10.00 (the “Exercise Price”) with an exercise period expiring five years after closing. The Warrants include a put option that will allow the Purchaser to sell the Warrants to the Company at a specified put price on or after July 6, 2023. In addition, within 60 days of the closing date, at the option of the Purchaser, the Company agreed to sell to the Purchaser up to an additional 800,000 shares of Preferred Stock , $25.00 per share for an aggregate purchase price of up to $20,000,000 and warrants to purchase up to an additional aggregate of 1,000,000 shares of Common Stock (collectively, the "Option Securities"). The Company expects to use the net proceeds from the Private Placement to acquire mortgage loans and mortgage-related assets consistent with the Company’s investment strategy.

Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement entered into between the Company and the Purchaser, the Company will be obligated to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) to register for resale the Preferred Stock, the Warrant Shares and the Option Securities, if any, as soon as practicable, but in no event later than 90 days following the closing of the Private Placement (the “Filing Deadline”), and use its best commercially reasonable efforts, subject to receipt of necessary information from the Purchaser, to cause the SEC to declare the Registration Statement effective within 30 days following the Filing Deadline or, if the Registration Statement is selected for review by the SEC, within 90 days after the Filing Deadline.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement attached as Exhibit 10.2 hereto.

Series A Preferred Stock and Series B Preferred Stock

On April 6, 2020, the Company filed Articles Supplementary with the Maryland Department of Assessments and Taxation to classify and designate 4,000,000 shares of authorized but unissued preferred stock, par value $0.01 per share, of the Company as 7.25% Series A Preferred Stock and 5.00% Series B Preferred Stock (the “Articles Supplementary”). The preferences, limitations, powers and relative rights of the Series A Preferred Stock and the Series B Preferred Stock are set forth in the Articles Supplementary and are described below.

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of the Company’s common stock and to all classes or series of stock of the Company other than Parity Stock (as defined below) and Senior Stock (as defined below) (collectively, “Junior Stock”); (ii) on a parity with all classes or series of stock of the Company with terms specifically providing that such stock ranks on a parity with the Series A Preferred Stock and the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company (collectively, “Parity Stock”), and, for the avoidance of doubt, Series A Preferred Stock and Series B Preferred Stock shall be viewed as Parity Stock with respect to each other; and (iii) junior to all classes or series of stock of the Company with terms specifically providing that such stock ranks senior to the Series A Preferred Stock and the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company (collectively, “Senior Stock”).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock and Series B Preferred Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its stockholders, subject to the payment of the Company’s debts and other liabilities and the preferential rights of the holders of shares of any class or series of Senior Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date of payment, before any distribution of assets is made to holders of Junior Stock; and such holders of Series A Preferred Stock and Series B Preferred Stock shall not be entitled to any further payment.

Subject to the preferential rights of the holders of any Senior Stock with respect to dividend or other distribution rights, the holders of the then-outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, when, as and if authorized by the Company’s board of directors (the “Board of Directors”) and declared by the Company, out of funds legally available for the payment of dividend from, and including, the date of original issuance and shall be payable quarterly in arrears on each January 6, April 6, July 6, and October 6 (each, a “Dividend Payment Date”), commencing July 6, 2020, to all holders of record on the applicable record date, which record date shall be the last Business Day of each calendar month immediately prior to the applicable Dividend Payment Date (each, a “Dividend Record Date”).

The initial dividend rate for the Series A Preferred Stock from and including the Original Issue Date to, but excluding, the First Reset Date, shall be 7.25% per annum of the $25.00 liquidation preference per share of Series A Preferred Stock (equivalent to an amount of $1.8125 each year per share of Series A Preferred Stock during such fixed-rate period). On and after the First Reset Date, the dividend rate on the Series A Preferred Stock for each Reset Period will equal for each share of Series A Preferred Stock a percentage of the $25.00 liquidation preference for such Series A Preferred Stock equal to (i) the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date, plus (ii) a spread of 6.00% for the year commencing on the First Reset Date, which spread shall increase by an additional 0.50% for each year thereafter (e.g., a spread of 6.50% for the year immediately following the year commencing on the First Reset Date); provided, however, the annual dividend rate for the Series A Preferred Stock shall at no time exceed 10.50% per annum of the $25.00 liquidation preference per share of Series A Preferred Stock (equivalent to an amount of $2.625 each year per share of Series A Preferred Stock).

The initial dividend rate for the Series B Preferred Stock from and including the Original Issue Date to, but excluding, the First Reset Date, shall be 5.00% per annum of the $25.00 liquidation preference per share of Series B Preferred Stock (equivalent to an amount of $1.25 each year per share of Series B Preferred Stock during such fixed-rate period). On and after the First Reset Date, the dividend rate on the Series B Preferred Stock for each Reset Period will equal for each share of Series B Preferred Stock a percentage of the $25.00 liquidation preference for such Series B Preferred Stock equal to (i) the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date, plus (ii) a spread of 6.00% for the year commencing on the First Reset Date, which spread shall increase by an additional 0.50% for each year thereafter (e.g., a spread of 6.50% for the year immediately following the year commencing on the First Reset Date); provided, however, the annual dividend rate for the Series B Preferred Stock shall at no time exceed 10.50% per annum of the $25.00 liquidation preference per share of Series B Preferred Stock (equivalent to an amount of $2.625 each year per share of Series B Preferred Stock).

The Series A Preferred Stock and Series B Preferred Stock are not redeemable prior to July 6, 2023, except as described in Section 6 of the Articles Supplementary and except that, as provided in Article VI of the Company’s Charter, the Company may purchase or redeem shares of the Series A Preferred Stock or Series B Preferred Stock prior to that date, including under circumstances where it is necessary to preserve the Company’s qualification as a real estate investment trust for U.S. federal income tax purposes.

On and after July 6, 2023, the Company may, at its option, upon not less than 30 nor more than 60 days’ notice, redeem shares of the Series A Preferred Stock and the Series B Preferred Stock, in whole or in part (so long as the shares of the Series A Preferred Stock and the Series B Preferred Stock will be redeemed pro rata for the Series A Preferred Stock and the Series B Preferred Stock, collectively, or in such other manner as determined by the Corporation to be fair and equitable to holders of shares of Series A Preferred Stock and Series B Preferred Stock, collectively), at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest.

The shares of Series A Preferred Stock and Series B Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity. Except for the voting rights expressly conferred in Section 8(b) of the Articles Supplementary, holders of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock shall not be entitled to (1) vote on any matter, or (2) receive notice of, or to participate in, any meeting of stockholders at which they are not entitled to vote.

The foregoing description of the Articles Supplementary does not purport to be complete and is qualified in its entirety by the full text of the Articles Supplementary attached as Exhibit 3.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities

At the closing of the Private Placement, the Company will issue shares of Preferred Stock and Warrants to the Purchasers in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01	Other Events

On April 3, 2020, the Company issued a press release (the “Press Release”) announcing the Private Placement. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
3.1	Articles Supplementary to the Articles of Amendment and Restatement
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
10.1	Form of Securities Purchase Agreement
10.2	Registration Rights Agreement
99.1	Press Release dated April 3, 2020

EXHIBIT INDEX

Exhibit	Description
3.1	Articles Supplementary to the Articles of Amendment and Restatement
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
10.1	Form of Securities Purchase Agreement
10.2	Registration Rights Agreement
99.1	Press Release dated April 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT AJAX CORP.

Date: April 3, 2020	By:	/s/ Mary Doyle
Mary Doyle
Chief Financial Officer